SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                (Amendment No. )

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                          RED GIANT ENTERTAINMENT, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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(2)  Aggregate number of securities to which transaction applies:

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     to Exchange  Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
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    paid  previously.  Identify the previous filing by  registration  statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    4)   Date Filed:
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
                          RED GIANT ENTERTAINMENT, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF RED GIANT ENTERTAINMENT, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Red Giant Entertainment, Inc., a Nevada corporation, that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the "Written Consent") has been executed and will be effective 20 calendar days from the date of mailing this Information Statement to you. The Written Consent authorizes the following corporate actions:

     1) To approve the election of one member and the re-election of five members of the Board of Directors (the "Board"), each to hold office until the election and qualification of his or her successor, or until his or her earlier death, removal or resignation;

     2) To approve and ratify the selection of D'Arelli Pruzansky, P.A. as our independent auditors for the fiscal year ending August 31, 2014; and

     3) To approve the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, par value $0.0001 per share (our "Common Stock") from 3,000,000,000 to 6,000,000,000.

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the actions listed above.

The Board believes it would not be in the best interests of our company and our stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board has determined not to call an Annual Meeting of Stockholders, and none will be held this year. A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on ____________, 2015 for the fiscal year ended August 31, 2014 (our "Annual Report"), accompanies this Notice.

The Board has fixed the close of business on January 8, 2015 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement, which is expected to be first mailed on or about ___________, 2015. Stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized under the Nevada Revised Statutes, our Articles of Incorporation or our Bylaws with respect to any matters being authorized.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                              INFORMATION STATEMENT

                          RED GIANT ENTERTAINMENT, INC.
                            614 E. HWY 50, SUITE 235
                             CLERMONT, FLORIDA 34711

This information statement is being furnished on or about January 6, 2014 by the Board of Directors (the "Board") of Red Giant Entertainment, Inc., a Nevada corporation ("we," "us," and "our" generally refers to Red Giant Entertainment, Inc., and our wholly owned subsidiaries) to the holders of record of our issued and outstanding common stock, par value $0.0001, ("Common Stock" or "Voting Shares") as of the close of business on January 8, 2015 (the "Record Date"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On January 8, 2015, the Board deemed it in our best interests to take the actions listed below and pursuant to Nevada Revised Statutes Section 78.390 approved the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, par value $0.0001 per share (our "Common Stock") from 3,000,000,000 to 6,000,000,000 (the "Amendment"):

     1) To approve the election of one member and the re-election of five members of the Board of Directors (the "Board"), each to hold office until the election and qualification of his or her successor, or until his or her earlier death, removal or resignation;

     2) To approve and ratify the selection of D'Arelli Pruzansky, P.A. as our independent auditors for the fiscal year ending August 31, 2014; and

     3) To approve the filing of a Certificate of Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, par value $0.0001 per share (our "Common Stock") from 3,000,000,000 to 6,000,000,000.

We are also providing notice to our stockholders that certain of our stockholders took action as described below by Majority Written Consent in Lieu of an Annual Meeting of Stockholders, a copy of which is attached hereto as Exhibit A (the "Written Consent"). The purpose of this Information Statement is to inform holders of Voting Shares that the Board considers the following actions to be in the best interests of us and our stockholders and that a majority of the votes allocated to the Voting Shares has taken the following actions by the Written Consent to be effective 20 calendar days from the date of mailing this Information Statement to you:

As of the Record Date, there were 2,675,721,877 shares of Common Stock outstanding, with one vote per share.

Under Section 78.320 of the Nevada Revised Statutes, the written consent of stockholders holding a majority of the voting power allocated to our Voting Shares may be substituted for an annual meeting of the stockholders. Based on the foregoing and in order to eliminate the costs involved in holding an annual meeting, the Board has determined not to call an Annual Meeting of Stockholders and none will be held this year. A copy of our Annual Report on Form 10-K filed on January ____, 2015 for the fiscal year ended August 31, 2014, including audited consolidated financial statements (our "Annual Report"), accompanies this Information Statement.

We will only deliver one copy of this Information Statement and our Annual Report to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and our Annual Report and any future Annual Reports and Information Statements to any security holder at a shared address to which a single copy of this Information Statement and our Annual Report was delivered, or deliver a single copy of this Information Statement, our Annual Report, and any future Annual Reports and Information Statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: 614 E. Hwy 50, Suite 235, Clermont, Florida 34711; telephone number: (866) 926-6427.

                     INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Amended and Restated Bylaws (our "Bylaws") and the Nevada Revised Statutes, a vote by the holders of at least a majority of the votes allocated to the Voting Shares is required to effect the action described herein. As of the Record Date, there were 2,675,721,877 Voting Shares issued and outstanding with one vote each, of which 1,337,860,940 votes (50% plus one vote) were required to pass any stockholder resolutions. The consenting stockholders, who consisted of our officers and directors (the "Consenting Stockholders"), are collectively the record owners of Voting Shares outstanding as of January 8, 2015 with 1,386,341,600 votes, which represented 51.8% of the votes allocated to the issued and outstanding Voting Shares as of that date, including the voting rights of holders of Series Z Preferred Shares. Pursuant to the Nevada Revised Statutes, the Consenting Stockholders voted in favor of the actions described herein by the Written Consent. There are no cumulative voting rights. No consideration was paid for the consent. The Consenting Stockholders' affiliations with us and beneficial holdings are set forth below under "Security Ownership of Certain Beneficial Owners and Management."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, the number of shares of Common Stock owned of record and beneficially by (i) each of our named executive officers and directors; and (ii) all directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock are deemed to be outstanding and to be beneficially owned by the person listed below for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person, if that person has the right to acquire beneficial ownership of such shares within 60 calendar days of the date of this Information Statement.

Unless otherwise indicated below, the address of each beneficial owner is c/o Red Giant Entertainment, Inc., 614 Hwy. 50, Suite 235, Clermont, Florida 34711. Unless otherwise indicated below, we believe that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite the stockholder's name. All calculations are based on 2,675,721,877 shares of common stock outstanding as of the Record Date.

                                               Number of            Percent of
                                                 Shares               Shares
Name and Address of             Title         Beneficially         Beneficially
Beneficial Owner              of Class           Owned                Owned
----------------              --------           -----                -----

Benny R. Powell                Common         146,801,600              5.5%
                               Preferred        5,000,000 (1)         50.0%

David Campiti                  Common          43,300,000              1.6%

Chris Crosby                   Common          34,640,000              1.3%

Isen Robbins                   Common          43,300,000              1.6%

Aimee Schoof                   Common          43,300,000              1.6%

Mark Fischbach                 Common          75,000,000              2.8%
                               Preferred        5,000,000 (1)        50.00%

All Directors and officers     Common         386,341,600             14.4%
 as a group                    Preferred       10,000,000           100.00%

1. Series Z Preferred shares have voting rights on all issues that common stock shareholders are entitled to vote. Series Z preferred shares have 100 votes for every preferred share owned.

                         ITEM 1 - ELECTION OF DIRECTORS

GENERAL

Pursuant to our Articles of Incorporation, the holders of our Voting Shares may elect our directors. All nominees have advised us that they are able and willing to serve as directors until the 2015 Annual Meeting or until their respective successors are elected and qualified. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director, an officer, or a nominee.

There are no family relationships among our directors and officers. All directors are elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

The Board has no standing committees and acts as its own nominating, compensation and internal audit committee as it believes that the functions of such committees can be adequately performed by the Board. All members of the Board participate in the consideration of director nominees and of executive officer and director compensation. We have no qualified financial expert at this time because we have not been able to identify or retain a qualified candidate.

The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that we and our stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. We currently have no independent directors. We apply the definition of "independent director" provided under the Listing Rules of The NASDAQ Stock Market LLC ("NASDAQ"). Under NASDAQ rules, the Board has considered all relevant facts and circumstances regarding our directors and has affirmatively determined that none of the directors serving on the Board are independent of us under NASDAQ rules, as each director also serves as an officer of us. The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes.

The Board has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, and the long-term interests of our stockholders. In conducting this assessment, the Board considers skills, knowledge, diversity, experience, and such other factors as it deems appropriate given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Board does not have a formal process for stockholders to send communications to the Board, including recommendations of director candidates. The names of all of our directors, five of whom are also our executive officers, are available in this Information Statement. Given the infrequency of stockholder communications to the Board, and given that the majority of the Voting Shares is held by our directors, the Board does not believe a formal process is necessary. The Board will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. Director nominations and other communications may be submitted by a stockholder by sending such communications to any member of Board care of us at 614 E. Hwy 50, Suite 235, Clermont, Florida 34711, marked to the attention of an individual director's name or to the Chairman of the Board.

The Board reviews the qualities of the Board members as a group, including the diversity of the Board's career experiences, viewpoints, company affiliations, expertise with respect to the various facets of our business operations and business experiences. The Board has not adopted a formal policy and did not employ any particular benchmarks with respect to these qualities, but was mindful of achieving an appropriate balance of these qualities with respect to the Board as a whole. Moreover, the Board considered each nominee's overall service to us during the previous term, each nominee's personal integrity and willingness to apply sound and independent business judgment with respect to our matters, as well as the individual experience of each director noted within their biographies below.

DIRECTORS

The following table sets forth the name, age, and current position of the directors elected by the Written Consent:

     Name               Age                     Position
     ----               ---                     --------

Benny R. Powell         40       Chief Executive Officer, President, Chief
                                 Financial Officer, Secretary, Director

David Campiti           56       Chief Operating Officer, Director

Chris Crosby            37       Chief Technology Officer, Director

Isen Robbins            46       Chief Intellectual Property Officer, Director

Aimee Schoof            43       Chief Business Development Officer, Director

Mark Fischbach          25       Director

MEETINGS OF THE BOARD

The Board held twenty-one meetings by teleconference from September 2013 through August 2014. All directors attended 100% of such meetings of the Board. Although the Board has not adopted a formal policy, all directors are expected to attend each annual meeting of stockholders.

DIRECTORS AND EXECUTIVE OFFICERS

     BENNY R. POWELL, CHIEF EXECUTIVE OFFICER, PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY, AND DIRECTOR. Mr. Powell has served as our Chief Executive Officer, President, Chief Financial Officer, and Secretary, and as a member of the Board, since June 11, 2012. Mr. Powell was the founder of RGE (acquired by us in June 2012) and served as its Chief Executive Officer from formation in January 2011. He also founded and has served as Chief Executive Officer of Active Media Publishing, LLC ("Active Media") from May 2003 to present. From November 2002 to June 2007, Mr. Powell also served as CEO for Total Solutions Marketing, LLC, a full service marketing company. From January 1995 to February 1999, Mr. Powell worked as a writer at Marvel Comics Group. Mr. Powell is a co-owner of several of properties, including without limitation Duel Identity(TM), Katrina(TM), Wayward Sons(TM), and Wayward Sons: Legends(TM).

DAVID CAMPITI, CHIEF OPERATIONS OFFICER AND DIRECTOR. Mr. Campiti has served as our Chief Operations Officer and a member of the Board since March 5, 2013. He has also served as CEO and Global Talent Supervisor for Glass House Graphics, a sole proprietorship professional services firm dba Studio Sakka Graphics & Animation, Art & Comics Store, and The Academy of Comic Book Arts that provides development and organizational services as well as illustrators, writers, painters and designers, since 1993. Mr. Campiti oversees two Glass House Graphics offices in Brazil; one in Manila, Philippines; one in New Delhi, India; two locations in Indonesia, and one in Europe--coordinating creative services from a roster of more than 120 talents worldwide to produce animation, art, and digital graphics for scores of clients.

Mr. Campiti has over 30 years of experience in the comic book industry, including writing for DC Comics, and helped launch Amazing Comics, Wonder Color Comics, Pied Piper Press, Eternity Comics, New Sirius Productions (both Sirius Comics and Prelude Graphics), and other companies. Mr. Campiti is a co-owner of several properties featured on our website, including without limitation Banzai Girl(TM), Exposure(TM), Jade Warriors(TM), Pandora's Blog(TM), The Shadow Children(TM), and Journey to Magika(TM), which he also produced as an animated film. Journey to Magika previewed at Tribeca Film Festival and is due for release in 2014 (Trailer: http://nikothemovie.com/trailer.html).

CHRIS CROSBY, CHIEF TECHNOLOGY OFFICER AND DIRECTOR. Mr. Crosby has served as our Chief Technology Officer and a member of the Board since March 1, 2013. He has also co-founded Keenspot, our strategic partner, in March 2000 and Blatant Comics, an independent comic book publisher, in July 1997. Mr. Crosby has served as CEO of Keenspot and as Vice President and Editor-in-Chief of Blatant Comics since such companies' respective founding dates. Mr. Crosby has over 20 years experience in the comic book industry, and in 1994 he became one of the first creators to step into the new world of online comics. In 1999, he launched one of the first daily online-exclusive comic strips, Superosity(TM). Mr. Crosby is the creator or co-creator of several properties featured on our website and owned by Keenspot and its affiliates, including without limitation Crow Scare(TM), The First Daughter(TM), Godmode(TM), Last Blood(TM), Sore Thumbs(TM), and Wicked Powered(TM).

ISEN ROBBINS, CHIEF INTELLECTUAL PROPERTY OFFICER AND DIRECTOR. Mr. Robbins has served as our Chief Intellectual Property Officer and a member of the Board since March 5, 2013. Mr. Robbins also co-founded Intrinsic in 1998 and has served as a Co-CEO of Intrinsic since that time. He has produced more than 30 feature films, including seven that premiered at the Sundance Film Festival, four at the Tribeca Film Festival, three at SXSW, and one at each of the Toronto, Venice, New Directors/ New Films, and Berlin Film Festivals. Intrinsic's films have been distributed worldwide and have won many awards and been honored with numerous accolades, including winning the Sundance Special Grand Jury prize, and being nominated for two Gotham and four Independent Spirit awards.

Mr. Robbins has received a producer credit on the following films: Blue Caprice (Isaiah Washington, Tim Blake Nelson, Joey Lauren Adams), Run (William Moseley, Kelsey Chow, Adrian Pasdar, Eric Roberts), Alphabet Killer (Eliza Dushku, Cary Elwes, Timothy Hutton), XX/XY (Mark Ruffalo, Kathlean Robertson), Skeptic (Zoe Saldana, Tom Arnold, Timothy Daly), Anything but Love (Andrew McCarthy, Eartha
Kitt), Hebrew Hammer (Judy Greer, Adam Goldberg, Andy Dick, Mario Van Peebles), Brother to Brother (Anthony Mackie, Daniel Sunjata, Aunjanue Ellis) and M.I.A (Danny Glover, Ron Perlman, Linda Hamilton and David Strathairn).

AIMEE SCHOOF, CHIEF BUSINESS DEVELOPMENT OFFICER AND DIRECTOR. Ms. Schoof has served as our Chief Business Development Officer and a member of the Board since March 5, 2013. Ms. Schoof also co-founded Intrinsic in 1998 and has served as a Co-CEO of Intrinsic since that time. She has produced more than 30 feature films, including seven that premiered at the Sundance Film Festival, four at the Tribeca Film Festival, three at SXSW, and one at each of the Toronto, Venice, New Directors/ New Films, and Berlin Film Festivals. Intrinsic's films have been distributed worldwide and have won many awards and been honored with numerous accolades, including winning the Sundance Special Grand Jury prize, and being nominated for two Gotham and four Independent Spirit awards.

Ms. Schoof has received a producer credit on the following films: Blue Caprice (Isiaiah Washington, Tim Blake Nelson, Joey Lauren Adams), Run (William Moseley, Kelsey Chow, Adrian Pasdar, Eric Roberts) Alphabet Killer (Eliza Dushku, Cary Elwes, Timothy Huton), XX/XY (Mark Ruffalo, Kathlean Robertson), Skeptic (Zoe Saldana, Tom Arnold, Timothy Daly), Anything but Love (Andrew McCarthy, Eartha
Kitt), Hebrew Hammer (Judy Greer, Adam Goldberg, Andy Dick, Mario Van Peebles), Brother to Brother (Anthony Mackie, Daniel Sunjata, Aunjanue Ellis) and M.I.A (Danny Glover, Ron Perlman, Linda Hamilton and David Strathairn).

Ms. Schoof founded a nonprofit called AmaYoga in 2010 which creates yoga programs in homeless shelters and transitional housing around Los Angeles, California. Aimee has also mentored film students through The Film and Radio Recording Connection Mentoring program since 2009.

MARK FISCHBACH, DIRECTOR. Mr. Fischbach, 25, widely known under the alias "Markiplier," has built a YouTube subscriber base of more than 4.2 million subscribers and has generated over 1 billion views. Since July 2012, he has held monthly livestreams for charities, in which he sets a fundraising goal and plays continually until that goal is met. To date, he has raised $482,479 for charity. Mr. Fischbach has also served as the President and CEO and a director of 1 Shirt Inc., a California corporation, since its formation in June 2014.

EXECUTIVE COMPENSATION

Set forth below is a summary of compensation for our officers for all services rendered in all capacities to us. There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our principal executive officer during the scope of his employment or service as a director, and unless expressly stated otherwise in a footnote below, our executive officers did not receive any other compensation.

SUMMARY OFFICER'S COMPENSATION TABLE

Set forth below is a summary of compensation for our officers for all services rendered in all capacities to us. There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our principal executive officer during the scope of his employment or service as a director, and unless expressly stated otherwise in a footnote below, our executive officers did not receive any other compensation.

                                                               Stock          Option          All Other
     Name and Principal Position        Year    Salary ($)    Awards ($)   Awards ($)(#)   Compensation ($)   Total ($)
     ---------------------------        ----    ----------    ----------   -------------   ----------------   ---------
Benny R. Powell, Chief Executive        2014    $51,694         -0-           $23,989           -0-            $75,683
Officer, President, Chief Financial     2013    $48,781         -0-                -0-          -0- (1)        $48,781
Officer, Secretary, Director

David Campiti, Chief Operations         2014    $18,000        -0-            $23,990           -0-            $41,990
Officer, Director (2)                   2013         -0- (3)   -0- (4)             -0-          -0- (1)             -0- (4)

Chris Crosby, Chief Technology          2014    $18,000        -0-            $23,990           -0-            $41,990
Officer, Director (5)                   2013         -0- (3)   -0- (6)             -0-          -0-                 -0- (6)

Isen Robbins, Chief Intellectual        2014    $18,000        -0-            $23,990           -0-            $41,990
Property Officer, Director (2)          2013         -0- (3)   -0- (4)             -0-          -0-                 -0- (4)

Aimee Schoof, Chief Business            2014    $18,000        -0-            $23,990           -0-            $41,990
Development Officer, Director (2)       2013         -0- (3)   -0- (4)             -0-          -0-                 -0- (4)

#. The amounts reported in this column equal the grant date fair value of each award as computed in accordance with The Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification. A discussion of the assumptions used in calculating the grant date fair value of these stock options can be found under Note 2 to the Consolidated Financial Statements.
1. We have also transacted business with sole proprietorships run by, or entities controlled by, our officers as set forth under "Item 13. Certain Relationship and Related Transactions, and Director Independence."
2.   Appointed as an officer and director on March 5, 2013.
3. We have entered into independent contractor agreements with each of Ms. Schoof and Messrs. Campiti, Crosby and Robbins, each dated October 25, 2013, under which each such officer has accrued $18,000 per year in salary for services provided.
4. Each of Mr. Campiti, Mr. Isen and Ms. Schoof received 43,300,000 shares of our common stock directly from Mr. Powell for services to be rendered as a director.
5.   Appointed as an officer and director on March 1, 2013.
6. Mr. Crosby received 34,140,000 shares of our common stock directly from Mr. Powell for services to be rendered as a director.

INDEPENDENT CONTRACTOR AGREEMENTS

On October 25, 2013, we entered into an Independent Contractor Agreement with each of our officers other than Benny R. Powell. Under such Independent Contractor Agreements, we have agreed to pay each of Ms. Schoof and Messrs. Campiti, Crosby and Isen $18,000 per year in monthly increments of $1,500. The Independent Contractor Agreements have an initial term of one year and renews automatically for subsequent one year terms unless terminated. The Independent Contractor Agreements provide that our officers may perform services for other companies.

We have no written agreement with Benny R. Powell, but we have paid $51,694 in salary compensation to Mr. Powell for services provided in the fiscal year ended August 31, 2014. We contemplate paying Benny R. Powell a monthly salary of $5,000 per month in the future.

We reserve the right to engage our officers and directors, or their affiliates, to perform services to us and compensate them for such services, other than as required to be performed under any employment or independent contractor agreement with them, or as generally required of persons in their offices, at rates no greater than we expect to pay an unrelated third party with comparable experience and quality.

Furthermore, none of our officers or directors is required to spend all of their time and resources on us and each are involved in other companies. See our officers' and directors' biographies above.

OTHER COMPENSATION

We do not have any retirement, pension, profit-sharing, stock options or insurance programs for the benefit of our employees other than the 2013 Stock Option Plan described in our Annual Report on Form 10-K.

As of the date of this Information Statement, we have granted stock options as follows:

                                                             Equity incentive
                                                               plan awards:
                          Number of          Number of          Number of
                         securities         securities          securities
                         underlying         underlying          underlying
                         unexercised        unexercised        unexercised        Option
                         options (#)        options (#)          unearned        Exercise            Option
    Name                 exercisable       unexercisable        options (#)      Price ($)       Expiration Date
    ----                 -----------       -------------           ---              ---          ---------------
Benny R. Powell           5,000,000             -0-                -0-            $0.0053          03/27/2019
David Campiti             5,000,000             -0-                -0-            $0.0048          03/27/2024
Chris Crosby              5,000,000             -0-                -0-            $0.0048          03/27/2024
Isen Robbins              5,000,000             -0-                -0-            $0.0048          03/27/2024
Aimee Schoof              5,000,000             -0-                -0-            $0.0048          03/27/2024

DIRECTOR COMPENSATION

Our directors are not compensated for their services, but are entitled for reimbursement of expenses incurred in attending Board meetings.

TRANSACTIONS WITH RELATED PERSONS

We have not entered into any material transactions with any director, executive officer, promoter, security holder who is a beneficial owner of 5% or more of our common stock, or any immediate family member of such persons other than as set forth below. In the future, we intend to enter into agreements with our officers and directors and their affiliates to obtain co-ownership or other rights to properties that our officers and their affiliates have allowed us to

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showcase on our website and will disclose any material agreements at the time we enter into any such agreements as required under the Exchange Act.

PRINTING AGREEMENT WITH ACTIVE MEDIA

On March 13, 2013, we entered into a Printing Agreement with Active Media, an entity controlled by our Chief Executive Officer, President, Chief Financial Officer, Secretary, and a member of the Board, Benny R. Powell. This Printing Agreement reduces to writing the oral understanding between us and Active Media under which Active Media agreed to provide printing services to us at near cost prices on a non-exclusive basis. We paid an aggregate of $33,360 to Active Media in the fiscal year ended August 31, 2014.

EXCLUSIVE WEB PUBLISHING CONTRACT WITH KEENSPOT

We have published properties online through websites hosted by Keenspot under an Exclusive Web Publishing Contract dated June 30, 2010 between Benny R. Powell and Keenspot, a general partnership co-founded by Chris Crosby, our Chief Technology Officer and a member of the Board, co-founded, in which Mr. Crosby serves as Chief Executive Officer. Under this Agreement, Keenspot sells advertising on websites featuring our properties at an agreed upon cost per thousand verified impressions (CPM) to our Keenspot sites whereby advertisers pay based on the number of times the target audience is exposed to the advertisement. The particular CPM rate varies based upon bids by advertisers and other customary factors. In exchange for providing advertising, hosting, IT, and sales management services, Keenspot receives a 50% commission on advertising revenue. In the fiscal years ended August 31, 2014 and 2013, Keenspot received $4,042 and $6,785, respectively from this agreement.

STOCK EXCHANGE AGREEMENT WITH COMICGENESIS, LLC ("COMICGENESIS")

In March 2013, we entered into a Stock Exchange Agreement with ComicGenesis, a limited liability company owned at that time by Chris Crosby, our Chief Technology Officer and member of the Board, under which we acquired 5,000,000 shares of ComicGenesis from Mr. Crosby in exchange for 500,000 shares of our common stock from shares held by our President, Benny R. Powell. ComicGenesis was not valued, as it was essentially an inactive entity.

Shares exchanged for ComicGenesis were valued at a fair market value of $45,000, the fair market value of our stock at the date of exchange. The shares exchanged were contributed by Mr. Powell and the related indebtedness was forgiven to us as a contribution of capital. The related investment in ComicGenesis is eliminated in consolidation.

OTHER ARRANGEMENTS WITH OFFICERS

During the fiscal year ending August 31, 2014, Benny R. Powell, our President and Chief Executive Officer, has advanced assets in the amount of $42,101 to us. As of August 31, 2014 and 2013, we were indebted to Mr. Powell in the amount of $42,101 and $39,187, respectively.

Our officers provide office and storage space to us at no charge through their other ventures.

We also from time to time have retained Glass House Graphics, a sole proprietorship owned by David Campiti, our Chief Operating Officer and a member of the Board, to provide creative services for us. We paid an aggregate of $2,035 to Glass House Graphics in the fiscal year ended August 31, 2013.

As of December 2013, we have retained Chris Crosby, one of our officers and directors, to also serve as our web editor for our webcomics. Mr. Crosby will be compensated $1,500 per month for his web editing services, which we believe to be substantially less than what we would pay for an independent third party to provide such services.

We have not adopted formal written policies and procedures specifically for related party transactions. The Board is responsible to approve all related party transactions.

                        ITEM 2 - APPOINTMENT OF AUDITORS

On July 9, 2014, we were informed that our registered independent public accountant, Messineo & Co., CPAs, LLC, of Clearwater Florida ("M&CO") declined to stand for re-appointment. M&CO's report on the financial statements for the year ended August 31, 2013 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about our ability to continue as a going concern.

We appointed M&CO on May 10, 2013, an action approved by a majority of our shareholders on December 23, 2013. M&CO audited our consolidated financial statements for the fiscal year ended August 31, 2013, and performed procedures relating to the financial statements included in our quarterly reports on Form 10-Q, beginning with the quarter ended May 31, 2013.

Also on July 9, 2014, the Company engaged D'Arelli Pruzansky, P.A. ("DP") of Boca Raton, Florida, as its new registered independent public accountant. Our Board of Directors participated in and approved the decision to appoint DP. During the years ended August 31, 2013 and prior to July 9, 2014 (the date of the new engagement), we did not consult with DP regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by DP, in either case where written or oral advice provided by DP would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Through the period covered by the financial audit for the years ended August 31, 2013 and including the review of financial statements of the quarterly periods through February 28, 2014 there have been no disagreements with M&CO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&CO would have caused it to make reference thereto in their report on the financial statements. Through the interim period July 9, 2014 (the date M&CO declined to stand for re-appointment), there have been no disagreements with M&CO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of M&CO would have caused them to make reference thereto in their report on the financial statements.

We have authorized M&CO to respond fully to the inquiries of the successor accountant. During the year ended August 31, 2013 and the interim period through July 9, 2014, there have been no reportable events with us as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to M&CO prior to the date of the filing of the Current Report to the SEC on Form 8-K and requested that M&CO furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to our Form 8-K filed on July 9, 2014.

On April 5, 2013, we appointed Drake Klein Messineo, CPAs, PA ("DKM") as our independent registered public accounting firm. DKM did not issued any reports on our financial statements, but reviewed our Quarterly Report on Form 10-Q for the quarter ended February 28, 2013. On May 10, 2013, we notified DKM that DKM was dismissed as our independent registered public accounting firm.

AUDIT FEES

DP was paid aggregate fees of approximately $25,000 for the year ended August 31, 2014. M&CO was paid aggregate fees of approximately $12,000 for the year ended August 31, 2013 for professional services rendered for the audit of our annual financial statements and for the reviews of the financial statements included in one of our quarterly reports on Form 10-Q during such fiscal year.

AUDIT RELATED FEES

Neither of our independent registered public accounting firms was paid additional fees for the fiscal years ended August 31, 2014 and August 31, 2013 for assurance and related services reasonably related to the performance of the audit or review of our financial statements.

TAX FEES

Neither of our independent registered public accounting firms was paid additional fees for the fiscal years ended August 31, 2014 and August 31, 2013 for professional services rendered for tax compliance, tax advice, and tax planning during this fiscal year.

ALL OTHER FEES

Neither of our independent registered public accounting firms was paid any other fees for professional services during the fiscal years ended August 31, 2014 and August 31, 2013.

               ITEM 3 - AMENDMENT OF OUR ARTICLES OF INCORPORATION

On January 8, 2015, the Board approved by unanimous written consent the form of Amendment attached hereto as Exhibit B, subject to stockholder approval, amending our Articles of Incorporation to increase the authorized number of shares of Common Stock from 3,000,000,000 to 6,000,000,000. Approval for the Amendment was obtained through the Written Consent.

EFFECT OF THE AMENDMENT

The Amendment increases the authorized number of shares of Common Stock. This increase could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult.

PURPOSE OF THE AMENDMENT

The Amendment to increase the authorized number of shares of Common Stock is being made, in part, to enable us to satisfy (i) the reserved but unissued requirements of our currently outstanding convertible notes; and (ii) our obligations under the 2013 Stock Option Plan. The Amendment will also provide us with more flexibility and opportunities to conduct equity financings and acquisitions, and to satisfy reserved but unissued requirements of warrants, options and convertible notes that may be issued in future financing activities.

It is necessary to satisfy the reserve requirements of our currently outstanding convertible notes to issue authorized shares of Common Stock upon the exercise of conversion on such securities and under the Iconic SPA to issue authorized shares of Common Stock upon the sale of Common Stock to Iconic. We believe that having such additional authorized shares available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting or obtaining written consents to amend the articles of incorporation to increase authorized capital at such later date. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, we believe that such transactions would ultimately increase stockholder value. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based solely on our review of the SEC's EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended August 31, 2014, the following delinquencies have occurred:

                                                                         No. of
                                              No.      Transactions       Known
                                            of Late    Not Filed on     Failures
 Name and Affiliation                       Reports    Timely Basis      to File
 --------------------                       -------    ------------      -------
Benny R. Powell, Chief Executive Officer,
President, Chief Financial Officer,
Secretary, Director                            0            0               0

David Campiti, Chief Operations Officer,
Director                                       0            0               0

Chris Crosby, Chief Technology Officer,
Director                                       0            0               0

Isen Robbins, Chief Intellectual Property
Officer, Director                              0            0               0

Aimee Schoof, Chief Business Development
Officer, Director                              0            0               0

                              STOCKHOLDER PROPOSALS

Our Annual Meeting of Stockholders for the fiscal year ended August 31, 2015 (the "2015 Annual Meeting"), if held, is expected to be held on or about January 15, 2016, and stockholders having proposals that they desire to present at our 2015 Annual Meeting of Stockholders should, if they desire that such proposals be included in our proxy statement and proxy relating to such meeting, submit such proposals in time to be received by us not later than September 15, 2015.

To be included, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board directs the close attention of interested stockholders to that rule. Proposals should be mailed to Benny R. Powell, President and CEO, Red Giant Entertainment, Inc., 614 E. Hwy 50, Suite 235, Clermont, Florida 34711.

Dated: January 8, 2015

                                       By Order of the Board of Directors


                                       /s/ Benny R. Powell
                                       -----------------------------------
                                       Benny R. Powell
                                       President and CEO

                                    EXHIBIT A

                            MAJORITY WRITTEN CONSENT
                  IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS

                         RED GIANT ENTERTAINMENT, INC.,
                              A NEVADA CORPORATION
                            IN LIEU OF ANNUAL MEETING

The undersigned stockholders, constituting the majority stockholders of Red Giant Entertainment, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority of Section 78.320 of the Nevada Revised Statutes and the Bylaws of the Corporation, and with the understanding that the execution of this consent is in lieu of holding an annual stockholders' meeting, do hereby adopt the following resolutions:

APPROVAL OF MINUTES

     RESOLVED, that the minutes of the prior meetings and written consents of the stockholders of this Corporation, there being no objections, corrections, or modifications thereto offered, are hereby approved and adopted.

ELECTION OF DIRECTOR

     WHEREAS, there are seven authorized seats of the Board of Directors of the Corporation (the "Board"); and

     WHEREAS, the majority stockholders deem it to be in the best interests of the Corporation to elect the following individuals to the Board who have been nominated by the Board:

Benny R. Powell
David Campiti
Chris Crosby
Isen Robbins
Aimee Schoof
Mark Fischbach.

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that the following individual is hereby elected to serve as a member of the Board until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify:

Benny R. Powell
David Campiti
Chris Crosby
Isen Robbins
Aimee Schoof
Mark Fischbach.

RATIFICATION OF AUDITOR

     WHEREAS, the Board has approved the appointment of D'Arelli Pruzansky, P.A. LLC ("DP") as the Corporation's independent auditors for the fiscal year ending August 31, 2014; and

     WHEREAS, the majority stockholders deem it in the best interests of the Corporation to approve and ratify the Board's appointment of DP as the Corporation's independent auditors for the fiscal year ending August 31, 2014.

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that the majority stockholders of the Corporation hereby approve and ratify the appointment of DP as the Corporation's independent auditors for the fiscal year ending August 31, 2014, to make an audit of the books and accounts of the Corporation for such fiscal year and to make a report as of the last day of such fiscal year, at a remuneration to be fixed by the Board; the scope of such audit to be fixed and determined by the Board of Directors.

INCREASE IN AUTHORIZED STOCK

     WHEREAS, the majority stockholders have been presented with a proposed Certificate of Amendment to the Articles of Incorporation of Red Giant Entertainment, Inc. (the "Certificate") in substantially the form attached hereto as Exhibit 1;

     WHEREAS, the Certificate increases the authorized shares of our Common Stock, par value $0.0001 per share (our "Common Stock") to 6,000,000,000 shares of Common Stock; and

     WHEREAS, the majority stockholders deem it to be in the best interest of the Corporation to approve the filing of the Certificate with the Nevada Secretary of State.

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that the majority stockholders of the Corporation hereby approve the filing of the Certificate with the Nevada Secretary of State.

     RESOLVED FURTHER, that the officers and directors of the Corporation, and each of them, are authorized to perform any actions and execute any and all documents required to carry out this resolution.

RATIFICATION OF ACTIONS

     RESOLVED, that all actions taken by the officer and directors of the Corporation since the last meeting of the stockholders be, and they hereby are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Corporation.

     IN WITNESS WHEREOF, the undersigned stockholders, constituting the majority stockholders of the Corporation, has executed this Majority Written Consent as of January 8, 2015.

                                               Number of            Percent of
                                                 Shares               Shares
Name and Address of             Title         Beneficially         Beneficially
Beneficial Owner              of Class           Owned                Owned
----------------              --------           -----                -----

Benny R. Powell                Common         146,801,600              5.5%
                               Preferred        5,000,000 (1)         50.0%

David Campiti                  Common          43,300,000              1.6%

Chris Crosby                   Common          34,640,000              1.3%

Isen Robbins                   Common          43,300,000              1.6%

Aimee Schoof                   Common          43,300,000              1.6%

Mark Fischbach                 Common          75,000,000              2.8%
                               Preferred        5,000,000 (1)        50.00%

All Directors and
 officers as a group           Common         386,341,600             14.4% (2)
                               Preferred       10,000,000           100.00% (2)

1. Series Z Preferred shares have voting rights on all issues that common stock shareholders are entitled to vote. Series Z preferred shares have 100 votes for every preferred share owned.
2.   Effective Voting Control equals 51.8%.

Members of the Board:


-----------------------------------            ---------------------------------
Benny R. Powell, Director and                  David Campiti, Director and
Shareholder                                    Shareholder


-----------------------------------            ---------------------------------
Chris Crosby, Director and                     Isen Robbins, Director and
Shareholder                                    Shareholder


-----------------------------------            ---------------------------------
Aimee Schoof, Director and                     Mark Fischbach, Director and
Shareholder                                    Shareholder

                                    EXHIBIT B

          FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

ROSS MILLER
Secretary of State
206 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708 Website: www.nvsos.gov
                                                          Filed in the office of
Certificate of Amendment                                  /s/ Ross Miller

                 (PURSUANT TO NRS 78.385 AND 78.390) ROSS MILLER
                               Secretary of State
                                 State of Nevada

                       ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Red Giant Entertainment, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article 4, Section 4.1 is hereby deleted and replaced with the following:

The aggregate number of shares that the Corporation shall have authority to issue is SIX BILLION ONE HUNDRED MILLION (6,100,000,000) shares, consisting of
(i) SIX BILLION (6,000,000,000) shares of Common Stock, par value $0.0001 per share (the "Common Stock"); and ONE HUNDRED MILLION (100,000,000) shares of preferred stock, par value $0.0001 per share (the "preferred stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 1,341,341,600.

4. Effective date of filing (optional): Date:               Time:
                  (must be no later than 90 days after the certificate is filed)

5. Signature (Required)

Officer of Officer

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.